Exhibit 1.1

2,000,000 Shares

CAPITAL TRUST, INC.

CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

October 30, 2006

October 30, 2006

Bear, Stearns & Co. Inc.

as the Manager for the Underwriter

named in Schedule I attached hereto

c/o 383 Madison Avenue

New York, NY 10179

Dear Ladies and Gentlemen:

Capital Trust, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriter named in Schedule I attached hereto (the “Underwriter”), for whom you are acting as manager (the “Manager”) 2,000,000 shares (the “Shares”) of class A common stock, par value $0.01 per share of the Company. The class A common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Class A Common Stock.” If the firm or firms listed in Schedule I attached hereto include only the Manager listed above, then the terms “Underwriter” and “Manager” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (file number 333-111261) on Form S-3, including a prospectus, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated December 29, 2003 is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the final prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Base Prospectus together with the preliminary prospectus supplement specifically relating to the Shares and containing the terms of the offering thereof in the form provided to you prior to the confirmation of sales of Shares and the free writing prospectuses, if any, identified in Schedule I attached hereto, and “broadly available road show” means a “bona fide electronic road show”, if any, as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,”

“amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.            Representations and Warranties. The Company represents and warrants to and agrees with Underwriter that:

(a)          The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)          (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Company has satisfied the conditions for use of Form S-3, as set forth in the general instructions thereto, with respect to the Registration Statement, (iii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not on the date hereof or on the Closing Date (as defined below) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement as of the date it became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (v) the Registration Statement complies and the Prospectus, as amended or supplemented, if applicable, will comply on the Closing Date (as defined below) in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (vi) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company in accordance with the terms of this Agreement, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (viii) the Prospectus as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein and (ix) the Company has filed all reports required to be filed pursuant to the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002 (the

“Sarbanes-Oxley Act”), the National Association of Securities Dealers, Inc. (the “NASD”) and the New York Stock Exchange (“NYSE”).

(c)          The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I attached hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)          The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)          Each subsidiary of the Company has been duly incorporated or otherwise formed, is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests (whether membership, partnership or otherwise) of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or indirectly through one of its wholly-owned subsidiaries, free and clear of all liens, encumbrances, equities or claims.

(f)           (i)          The Company owns the following percentage of the limited partnership interests in CT Mezzanine Partners II LP (“Fund II”): 5.38235%; and the Company owns 40,000 shares of common stock of CT Mezzanine Partners III, Inc. (“Fund III”) (each, a “Fund” and, collectively, the “Funds”).

(ii)          Fund II is solely managed by the Company’s wholly-owned subsidiary, CT Investment Management Co., LLC (“CT Investment” for purposes of this Agreement, CT Investment shall be deemed a subsidiary of the Company), pursuant to that certain Fund II Investment Management Agreement (as amended, “Fund II Management

Agreement”) dated March 8, 2000, by and among CT Investment, Fund II and CT MP II, LLC, the general partner of Fund II (the “General Partner”).

(iii)         Fund III is solely managed by CT Investment pursuant to that certain Management Agreement dated June 2, 2003 (as amended, “Fund III Management Agreement” and together with the Fund II Management Agreement, the “Management Agreements”), by and between CT Investment and Fund III.

(iv)         None of the Funds, the General Partner or CT Investment is in breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under, by such party), the Management Agreements, except for any breach or default that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole); the Management Agreements are in full force and effect, have not been amended, and constitute a legal, valid and binding agreement of the parties thereto enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(v)          Each Fund and the General Partner has been duly incorporated or formed and is validly existing in good standing under the laws of the jurisdiction of its formation, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; the capital stock and other equity interests of the Funds and the General Partner have been duly and validly authorized and issued and free and clear of all liens, encumbrances, equities or claims.

(vi)         The Company owns all of the equity interests in Capital Trust RE CT RE CDO 2004-1 Sub, LLC, CT RE CDO 2005-1 Sub, LLC, CT CDO III, LLC, CT CDO IV, LLC (“CDO Subs” for all purposes of this Agreement, CDO Subs hall be deemed a subsidiary of the Company).

(vii)       No CDO Sub nor CT Investment is in breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under, by such party), any management agreement in respect of a CDO, except for any breach or default that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; the CDO Management Agreement is in full force and effect, has not been amended, and constitutes a legal, valid and binding agreement of the parties thereto enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(viii)      Except for (i) the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and (ii) CT CDO IV, LLC, CT CDO IV LTd., CT CDO IV Corp., and CT Bracor Holding LLC, the

Company does not own or control, directly or indirectly, any corporation, limited partnership, limited liability company, trust, association, or other entity that would be required to be listed in Exhibit 21.1 of Form 10-K.

(g)          The authorized, issued, and outstanding capital stock of the Company is as set forth in the Prospectus (other than for subsequent issuances (including restricted stock grants), if any, pursuant to employee benefit plans described in the Time of Sale Prospectus or upon the exercise of outstanding options or warrants described in the Prospectus). The Class A Common Stock (including the Shares) conforms in all material respects to the description thereof contained, or incorporated by reference, in the Time of Sale Prospectus and Prospectus. All of the issued and outstanding shares of Class A Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding securities of the Company were issued in violation of the percentage limitations contained in the Company’s organizational documents, including, without limitation, the provisions of Article II, Section 10 of the Company’s Bylaws and Article VII of the Company’s Charter. None of the outstanding shares of Class A Common Stock were issued in violation of any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase, or equity or debt securities convertible into, exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Time of Sale Prospectus. The description of the Company’s stock option, stock bonus, and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, and rights.

(h)          This Agreement has been duly authorized, executed and delivered by the Company.

(i)           The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law or (ii) the certificate of incorporation or by laws of the Company or (iii) any agreement or other instrument binding upon (a) the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (b) either of the Funds, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, or either of the Funds, except in the case of the clauses (i), (iii) or (iv) for such contraventions as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the NASD in connection with the offer and sale of the Shares.

(k)         There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of (i) the Company and its subsidiaries, taken as a whole, or (ii) either of the Funds, from that set forth in the Time of Sale Prospectus.

(l)           There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company, any of its subsidiaries or either of the Funds is a party or to which any of the properties of the Company, any of its subsidiaries or either of the Funds is subject that are required to be described in the Registration Statement or the Time of Sale Prospectus and are not so described and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Time of Sale Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)         Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)          The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)          The Company, its subsidiaries and the Funds (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in the case of clauses (i), (ii) or (iii) where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p)          There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the Funds.

(q)          Except as have been waived in writing and provided to the Underwriter and counsel to the Underwriter, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(r)           Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of (or incorporated by reference in) the Registration Statement and included or incorporated by reference in the Time of Sale Prospectus, are independent public or certified public accountants within the meaning of the Securities Act.

(s)           None of the Company, any of its subsidiaries or either of the Funds is in violation or default of (i) any provision of its charter or by-laws or other organizational documents, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, credit facility, repurchase agreement, management agreement, or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, such subsidiary or Fund or any of its respective properties, as applicable, including, without limitation, the provisions of the Securities Act, Exchange Act, Sarbanes-Oxley Act and the rules and regulations of the NASD and the NYSE, except in the case of clauses (ii) or (iii) for such violations or defaults as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t)           The Company has delivered to the Manager or will deliver one (1) complete photocopy of a manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof and conformed copies of the Registration Statement (without exhibits), and preliminary prospectuses, and the Time of Sale Prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Manager have requested for the Underwriter.

(u)          The Company has not distributed and will not distribute, prior to the Closing Date (as hereinafter defined), any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus, or the Registration Statement.

(v)          The financial statements filed with the Commission as a part of (or incorporated by reference in) the Registration Statement and included or incorporated by reference in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis (except in the case of unaudited financials for normal year-end adjustments) throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the Time of Sale Prospectus under the captions “Prospectus

Summary--Summary Financial Data,” fairly presents the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Registration Statement.

(w)         The Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Class A Common Stock under the Exchange Act or delisting the Class A Common Stock from the NYSE nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(x)          The Company, its subsidiaries and the Funds own, possess or have a right to acquire on commercially reasonable terms sufficient trademarks, trade names, patent rights, patents, know-how, collaborative research agreements, inventions, servicemarks, copyrights, licenses, approvals, trade secrets, and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct their businesses as now conducted, as described in the Registration Statement, the Time of Sale Prospectus, and any respective amendments or supplements thereto. The expiration of any of such Intellectual Property Rights would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. None of the Company, any of its subsidiaries or either of the Funds has received any notice of any infringement of or conflict with asserted rights of the Company by others with respect to any Intellectual Property Rights necessary to conduct business as now conducted, except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company, its subsidiaries and the Funds do not, in the conduct of their business as now conducted, infringe or conflict with any right or patent of any third party, or any discovery, invention, product, or process which is the subject of a patent application filed by any third party, known to the Company, any of its subsidiaries or either of the Funds, which such infringement or conflict is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y)          The Company, each subsidiary and each Fund possesses such valid and current certificates, authorizations, permits or licenses issued by the appropriate state, federal, or foreign regulatory agencies or bodies necessary to conduct their respective businesses as now conducted, and none of the Company, any subsidiary or any Fund has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except in each case such as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(z)          The Company and each of its subsidiaries has good and marketable title to all the real properties reflected as owned in the financial statements referred to in Section 1(v) above (or elsewhere in the Time of Sale Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims, and other defects, with such exceptions as are described in the Time of Sale Prospectus or are not material and do not materially interfere with the use made or proposed to be made of such property or assets by the Company or such subsidiary or Fund. The real property, improvements, equipment, and personal property held under lease by the Company, any subsidiary or any Fund are held under valid and enforceable leases, with such exceptions as are described in the Prospectus or are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company or such subsidiary or Fund. Each of the mortgages, deeds of trust or other security agreements executed and/or delivered by or to the Company or either of the Funds, as applicable, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, are enforceable in accordance with its terms, subject to principles of equity and bankruptcy, insolvency, moratorium and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. There are no facts that would impair the validity or value of any of such mortgages, deeds of trust or other security agreements and such mortgages, deeds of trust or other security agreements are not the subject of any breach, default or event, that with the passage of time or the giving of notice or both, would result in such a breach or default except as described in the Time of Sale Prospectus or for such facts, breaches, defaults or events as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa)        The Company, its subsidiaries and the Funds have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine, or penalty levied against any of them. The Company has made adequate charges, accruals, and reserves in the applicable financial statements referred to in Section 1(v) above in respect of all federal, state, and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company

(bb)        There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.

(cc)        Each of the Company, its subsidiaries and the Funds are insured in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, general liability and Directors’ and Officers’ liability. Neither the Company, any of its subsidiaries nor any Fund has received notice that it will not be able to or has reason to believe that it will not be able to (i) renew their existing insurance coverage as and when such policies expire, or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd)        The Company has not taken and will not take, directly or indirectly, any action which was designed to, or that might be expected to cause or result in, stabilization or manipulation of the price of the Class A Common Stock in contravention of applicable law.

(ee)        There are no business relationships or related-party transactions involving the Company, any subsidiary, any Fund or any other person required to be described in the Time of Sale Prospectus which have not been described as required.

(ff)        The documents incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the preliminary prospectus, at the time the Registration Statement and any amendments thereto became effective, at the Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(gg)        The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission thereunder; the Company maintains “disclosure controls and procedures” (as defined in Rule 13a-14(c) under the Exchange Act); and the Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations issued thereunder by the Commission currently in effect and requiring compliance as of the date hereof, the Closing Date.

(hh)        The Company has obtained Directors’ and Officers’ liability insurance in the minimum amount of $10,000,000.

(ii)          None of the Company, any of its subsidiaries or either of the Funds, nor, to the best knowledge of the Company, any employee or agent of the Company or any subsidiary or any Fund, has made any contribution or other payment to any official of, or candidate for, any federal, state, or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(jj)          There is no transaction, arrangement or other relationship among the Company, any of its subsidiaries and/or any unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Commission filings and is not so disclosed.

(kk)        The statistical and market-related data included in the Registration Statement and the Time of Sale Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(ll)          The Company, its subsidiaries and the Funds are as of the date hereof and will be as of the Closing Date, in compliance with their respective investment, underwriting and risk-adjusted capital guidelines, policies and procedures, except where any noncompliance would not result in a material adverse effect for the Company or its subsidiaries, taken as a whole.

(mm)    The Company is organized and, beginning with its 2003 taxable year has operated and thereafter has and expects to continue to operate, in a manner so as to qualify as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (collectively, the “Code”), and intends to elect to, and intends to remain qualified to, be taxed as a REIT under the Code and pursuant to any applicable state tax laws. The Company does not know of any event which would cause or is likely to cause the Company to fail to qualify as a REIT for any taxable year since 2003.

(nn)        Except for subsidiaries that have issued collateralized debt obligations with respect to which the Company beneficially owns the entire equity interest, neither the Company, any of its other subsidiaries nor any of their assets are treated as a taxable mortgage pool.

(oo)        The entities listed on Schedule III hereto are wholly-owned subsidiaries of the Company and are “qualified REIT subsidiaries” within the meaning of Section 856(i) of the Code. The Company has no other “qualified REIT subsidiaries.”

(pp)        CT Investment Management Co., LLC, CTIMCO Operating Subsidiary, LLC, CTIMCO Employee Subsidiary, LLC, CT Large Loan Manager, LLC, CT High Grade Manager, LLC, VIC, Inc., VCG Montreal, Inc. and CT-F2-GP, LLC are wholly-owned subsidiaries of the Company and are “taxable REIT subsidiaries” within the meaning of Section 856(l) of the Code. The Company has no other “taxable REIT subsidiaries.”

(qq)        Neither the Company nor any of its subsidiaries has been asked to replace or substitute collateral in any of its collateralized debt obligations or to indemnify any party under any collateralized debt obligations except for with respect to the indemnification of underwriters in connection with collateralized debt obligation issuances.

(rr)         The sale of the Shares as contemplated in this Agreement will not result in an antidilution or other adjustment of the exercise price or number of shares issuable upon exercise of any options, warrants or other convertible securities outstanding on the date hereof or the Closing Date.

(ss)         Subsequent to the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, except as otherwise disclosed in the Time of Sale Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company and its subsidiaries have not purchased any of the Company’s outstanding capital stock, and the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any material change in the capital stock or material increase in long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as reflected in the Time of Sale Prospectus. Except as disclosed in the Time of Sale Prospectus, as of the date hereof, none of the Company’s loans are in default and the Company has not received notice from any borrower under any of its loans that a default is imminent and all of the Company’s investments are making payments in accordance with their contractual terms.

(tt)         As of January 1, 2006, the Company had no accumulated earnings or profits from any tax years in which it was taxed as a regular corporation.

Any certificate signed by an officer of the Company and delivered to the Manager, or any of them, or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters set forth therein.

2.            Agreements to Sell and Purchase. The Company hereby agrees with the Underwriter to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $43.48 a share (the “Purchase Price”) the number of Shares to be sold by the Company set forth in Schedule I attached hereto opposite the name of the Underwriter.

The Company hereby agrees that, without the prior written consent of Bear, Stearns & Co. Inc. on behalf of the Underwriter, it will not, during the period ending 45 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of Class A Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Class A Common Stock or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, or (B) the issuance by the Company of shares of Class A Common Stock upon the exercise, conversion or exchange of options, warrants or other convertible or exchangeable securities outstanding on the date hereof or (C) the grant of options or warrants pursuant to the terms of a plan in effect on the date hereof, provided that any option or warrant so issued shall not be exercised during the period ending 45 days after the date of the Prospectus or (D) the grant of restricted stock or stock units pursuant to the terms of a plan or agreement in effect on the date hereof, provided that any such stock so issued shall not vest during the period ending 45 days after the date of the Prospectus or the recipient of such stock agrees not to transfer such stock during such period.

3.            Public Offering. The Company is advised by you that the Underwriter proposes to make a public offering of their respective portions of the Shares as soon after this Agreement has been executed as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public upon the terms set forth in the Prospectus.

4.            Payment and Delivery. Payment for the Shares shall be made to the Company by wire transfer in Federal or other funds immediately available in New York City against delivery of such Shares for the account of the Underwriter at 10:00 a.m., New York City time, on November 3, 2006, or at such other time on the same or such other date, not later than November 3, 2006, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date for the respective account of the Underwriter against payment of the Purchase Price therefore, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

5.            Conditions to the Obligations of the Underwriter. The obligations of the Underwriter are subject to the condition that the Registration Statement shall remain effective on the date hereof and no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act nor any proceedings initiated under Sections 8(d) and 8(e) of the Securities Act, and to the following additional conditions.

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)          there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)          The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date, and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true, correct and complete as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)          The Underwriter shall have received on the Closing Date an opinion of Venable LLP, Maryland counsel for the Company, dated the Closing Date, in the form of Exhibit B.

(d)          the Underwriter shall have received on the Closing Date an opinion of Paul, Hastings, Janofsky & Walker LLP, outside counsel to the Company, dated the Closing Date, in the form attached hereto as Exhibit C.

(e)         The Underwriter shall have received on the Closing Date an opinion and letter of O’Melveny & Myers LLP, counsel for the Underwriter, dated such date, in form and substance satisfactory to the Underwriter.

(f)           The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)          The Lock-up Agreements between you and the parties set forth on Schedule II relating to sales and certain other dispositions of shares of Class A Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(h)          On or before each of the Closing Date, the Manager and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(i)           The Shares have been approved for listing on the NYSE, subject to official notice of issuance.

6.             Covenants.

The Company covenants with the Underwriter as follows:

(a)          To furnish to each of the Manager, without charge, one (1) photocopy of the manually signed Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to the Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to deliver to the Underwriter during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)          Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          To furnish to you a copy of each proposed free writing prospectus relating to the offering and sale of the Shares to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)          Not to take any action that would result in the Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)           If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)          To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided; that nothing in this Section 6(g) shall require the Company to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or require the Company to file a general consent to service of process in any such jurisdiction.

(h)          To make generally available to the Company’s security holders and to you as soon as reasonably practicable an earning statement covering the twelve-month period ending December 31, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)           To cause the Shares to be approved for listing on the NYSE, subject to official notice of issuance.

Bear, Stearns & Co. Inc., on behalf of the Underwriter, may, in its sole discretion, waive in writing the performance by the Company of the foregoing covenants or extend the time for its performance.

7.            Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of obligations of the Company under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution”, and the last paragraph of Section 10 below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8.            Indemnity and Contribution.

(a)          The Company agrees to indemnify and hold harmless any Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433 (d) under the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the Time of Sale Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter or affiliate of such Underwriter, if a copy of the Time of Sale Prospectus was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Time of Sale Prospectus would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

(b)          The Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, or the Prospectus or any amendment or supplement thereto.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and such settlement does not include a statement as to the admission of fault, culpability or any failure to act by or on behalf of the indemnified party.

(d)          To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter bear to the aggregate initial public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The obligations of the Underwriter to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)          The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)           The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.            Termination. The Underwriter may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange, the NASDAQ Global Market,

or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.          Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriter in connection with this Agreement or the offering contemplated hereunder.

11.          Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriter with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of Shares.

(b)         The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriter have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other persons; (ii) the Underwriter owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; and (iii) the Underwriter may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.          Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.          Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.          Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriter shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

15.          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.          Parties. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors.

[remainder of page intentionally left blank]

Very truly yours,

CAPITAL TRUST, INC.

By: /s/ John R. Klopp

Name: John R. Klopp

Title: Chief Executive Officer

Accepted as of the date first above written

BEAR, STEARNS & CO. INC.

Acting behalf of itself and the other Underwriters

named in Schedule I attached hereto.

By: Bear, Stearns & Co. Inc.

By: /s/ Stephen Parish

Name: Stephen Parish

Title: Senior Managing Director

SCHEDULE I

Underwriter	Number of Shares to Be Purchased
Bear, Stearns & Co. Inc.	2,000,000

Total:	2,000,000

Free Writing Prospectus	None

Address for Notices to the Underwriter	Bear, Stearns & Co., Inc.
383 Madison Avenue,
New York, New York 10179

Address for Notices to the Company	Capital Trust, Inc.

410 Park Avenue, 14th Floor

New York, New York 10022

Attention: Chief Financial Officer

I-1

SCHEDULE II

1.	Thomas E. Dobrowski
2.	Martin L. Edelman
3.	Craig M. Hatkoff
4.	Edward S. Hyman
5.	Geoffrey J. Jervis
6.	John R. Klopp
7.	Henry N. Nassau
8.	Stephen D. Plavin
9.	Joshua A. Polan
10.	Thomas C. Ruffing
11.	Lynne B. Sagalyn
12.	Samuel Zell
13.	Veqtor Finance Company, L.L.C.
14.	Samstock, L.L.C.
15.	W. R. Berkley Corporation
16.	Berkley Insurance Company
17.	Berkley Regional Insurance Company
18.	Admiral Insurance Company
19.	Nautilus Insurance Company

III-1

SCHEDULE III

Wholly-owned “qualified REIT subsidiaries”

CT Investment Management Co., LLC

CTIMCO Operating Subsidiary, LLC

CTIMCO Employee Subsidiary, LLC

CT Large Loan Manager, LLC

CT High Grade Manager, LLC

VIC, Inc.

VCG Montreal, Inc.

CT-F2-GP, LLC

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER (DIRECTORS AND OFFICERS)

FORM OF LOCK-UP LETTER (BERKLEY ENTITIES)

FORM OF LOCK-UP LETTER (SAMSTOCK/VEQTOR)

EXHIBIT B

VENABLE FORM OF OPINION

B-1

EXHIBIT C

PAUL HASTINGS FORM OF OPINION

C-1